SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 20, 1996

                    BALCOR REALTY INVESTORS 85 - SERIES II
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14351
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3327917
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Steeplechase Apartments

In 1985, the Partnership acquired the Steeplechase Apartments, Lexington-Fayette, Kentucky, utilizing $4,474,205 of Partnership proceeds. The property was acquired subject to first mortgage financing of approximately $7,975,000. In 1987, the mortgage loan was refinanced with a new mortgage loan in the amount of $6,400,000. In connection with the refinancing, the Partnership partially repaid the prior loan with approximately $1,680,000
funded by a loan from the General Partner.   The mortgage loan was refinanced
again in 1993 with a new mortgage loan (the "Loan") collateralized by three promissory notes in the total amount of $7,450,000. The Partnership received excess proceeds of approximately $1,200,000.

The Partnership contracted to sell the property to an unaffiliated party, Infinity Acquisitions, L.L.C., an Illinois limited liability company, on November 20, 1996. On December 2, 1996, the purchaser exercised its option to terminate the agreement of sale. On December 20, 1996, the agreement of sale was reinstated.

The sale price is $10,100,000. The purchaser has deposited $250,000 into an escrow account as earnest money. The closing is scheduled for February 13, 1997 and may be extended to March 17, 1997 upon 5 days' prior notice by the purchaser to the Partnership and the deposit of an additional $100,000 in earnest money by the purchaser. The purchaser has the option to assume the Loan, which is expected to have an outstanding balance of approximately $7,244,000 as of February 13, 1997. If the purchaser has not obtained the consent of the holder of the Loan on or before 5 business days prior to the closing date, either the Partnership or the purchaser may extend the closing for 30 days. If the purchaser elects not to assume the Loan or cannot obtain the lender's consent, the sale price will be increased to $10,400,000 and the closing will be extended for 30 days.

The Partnership will pay up to $156,000 to an affiliate of the third party providing property management services for the property as a brokerage commission. The Partnership will receive the remaining proceeds of approximately $2,700,000, less closing costs. Neither the General Partner nor any of its affiliates will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (i) Agreement of Sale and attachment thereto relating to the sale of Steeplechase Apartments, Lexington-Fayette, Kentucky.

              (ii) Due Diligence Termination Notice relating to the sale of Steeplechase Apartments, Lexington-Fayette, Kentucky.

              (iii) Reinstatement of, and First Amendment to, Agreement of Sale
                    relating to the sale of Steeplechase Apartments, Lexington-Fayette, Kentucky.

              (iv) Letter Agreement relating to the sale of Steeplechase Apartments, Lexington-Fayette, Kentucky.

     No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR REALTY INVESTORS 85 -SERIES II
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By: Balcor Partners-XVII, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated:  January 6, 1997
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